         As filed with the Securities and Exchange Commission on August 5, 1998
                                                     Registration No. 333-36745
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                                  ROSS SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

            DELAWARE                                         94-2170198
-----------------------------------------          ---------------------------
(State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                         Identification No.)


                           Two Concourse Parkway, Suite 800
                                Atlanta, Georgia 30328
                       (Address of principal executive offices)

                          1991 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the Plans)



                             The Corporation Trust Company
                                  1209 Orange Street
                              Wilmington, Delaware 19801
                                    (800) 677-3394
              (Name, address and telephone number of agent for service)


                                       COPY TO:
                                 Robert B. Jack, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                           Palo Alto, California 94304-1050
                                    (650) 493-9300

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                            CALCULATION OF REGISTRATION FEE
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
                                           Proposed     Proposed
           Title of                        Maximum       Maximum
          Securities         Amount        Offering     Aggregate     Amount of
            to be             to be        Price        Offering    Registration
          Registered       Registered      Per Share     Price          Fee
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
 See below*                     N/A*       N/A*          N/A*           N/A*
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


* No additional securities are to be registered, and registration fees were paid upon filing the original Registration Statement No. 333-36745.

                                  ROSS SYSTEMS, INC.
                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                          REGISTRATION STATEMENT ON FORM S-8

                                   EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (the "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-36745) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Act") by Ross Systems, Inc., a Delaware corporation ("Ross Delaware" or the "Company"), which is the successor to Ross Systems, Inc., a California corporation ("Ross California"), following a statutory merger effective on June 25, 1998 (the "Merger") for the purpose of changing Ross California's state of incorporation. Prior to the Merger, Ross Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Ross Delaware succeeded by operation of law to all of the assets and liabilities of Ross California. The Merger was approved by the shareholders of Ross California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     Except as modified by this Amendment, Ross Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Act and the 1934 Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INFORMATION INCORPORATED BY REFERENCE.

          The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Forms 10-Q of the Registrant for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998 filed pursuant to
Section 13(a) of the Exchange Act.

          (c) The description of the Capital Stock of the Registrant that is contained in the Current Report on Form 8-K filed pursuant to Section 13 or 15(d) of the Exchange Act on July 24, 1998.

          (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Certificate of Incorporation of the Company eliminates the liability of directors to the Company for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

          The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

          The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

  Exhibit
   Number                                 Document
-----------       -------------------------------------------------------------
 23.1             Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.


                                            -2-

 23.2             Consent of KPMG Peat Marwick LLP, Independent Auditors.

 23.3             Consent of KPMG, Independent Auditors.


24.1              Power of Attorney

Item 9.   UNDERTAKINGS.

          (a)    The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)    The undersigned registrant hereby undertakes:

                 (1) To deliver or cause to be delivered with the prospectus to each employee or director to whom the prospectus is sent or given a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee or director otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will furnish a copy of such report on request of the employee or director. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the latest fiscal year will be furnished to each such employee or director.

                 (2) To transmit or cause to be transmitted to all employees and directors participating in the plans, who do not otherwise receive such material as shareholders of the issuer, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the registrant, Indemnification Agreements entered into between the registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on August 5, 1998.

                                          ROSS SYSTEMS, INC.


                                          By: /s/ Dennis V. Vohs
                                              ------------------------
                                              Dennis V. Vohs
                                              Chief Executive Officer

                                  POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis V. Vohs and Robert Webster, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                    TITLE                            DATE
---------------------    ----------------------------------   ---------------
/s/ Dennis V. Vohs       Chairman of the Board and Chief       August 5, 1998
------------------         Executive Officer (Principal
Dennis V. Vohs             Executive Officer)



/s/ Robert Webster       Vice President, Finance and           August 5, 1998
------------------         Administration, Chief Financial
Robert Webster             Officer (Principal Financial and
                           Accounting Officer) and
                           Secretary

/s/ J. William Goodhew   Director                              August 5, 1998
----------------------
J. William Goodhew


/s/ Mario M. Rosati      Director                              August 5, 1998
-------------------
Mario M. Rosati


/s/ Bruce J. Ryan        Director                              August 5, 1998
-----------------
Bruce J. Ryan


/s/ J. Patrick Tinley    President, Chief Operating            August 5, 1998
---------------------      Officer and Director
J. Patrick Tinley

                               EXHIBIT INDEX

 NUMBER                      EXHIBIT DESCRIPTION
---------         -------------------------------------------------------
 23.1             Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

 23.2             Consent of KPMG Peat Marwick LLP, Independent Auditors.

 23.3             Consent of KPMG, Independent Auditors.